UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2004

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation)	333-109686 (Commission File Number)	52-2277390 (IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)           On December 10, 2004, Rockwood Specialties Group, Inc. (the “Company”) entered into the second amendment (the “Second Credit Amendment”) to the credit agreement, dated as of July 30, 2004 (as amended by the First Amendment dated as of October 8, 2004, the “Credit Agreement”), among the Company, as US Borrower, Rockwood Specialties Limited, as UK Borrower, Rockwood Specialties International, Inc., as Guarantor, the lenders party thereto (the “Lenders”), Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent and Collateral Agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents.  The Second Credit Amendment provides for $1,145.0 million of new tranche D term loans the proceeds of which were used to repay in full the outstanding borrowings under the tranche B term loans.  The Company effectively reduced the interest rate on the tranche B term loans by 25 basis points by refinancing the tranche B term loans with new tranche D term loans and did not incur any additional borrowings under the Second Credit Amendment.  The Second Credit Amendment is filed as Exhibit 10.1 to this report.

ITEM 2.03.                                    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a)           On December 10, 2004, the Company entered into the Second Credit Amendment to borrow $1,145.0 million of new tranche D term loans as described above under Item 1.01.  The proceeds from the new tranche D term loans were used to repay in full the outstanding borrowings under the tranche B term loans.  The Company’s and Rockwood Specialties Limited’s aggregate borrowings under the Credit Agreement, as amended by the Second Credit Amendment, consist of $1,145.0 million and €484.3 million of term loans, as well as $250.0 million of availability under the revolving credit facility.  The interest rate per year on the tranche D term loans is ABR plus 1.00% or Adjusted LIBOR plus 2.25%, subject to a step-down determined by reference to a performance test, as compared to ABR plus 1.25% or Adjusted LIBOR plus 2.50% on the tranche B term loans that were refinanced.  The tranche D term loans will amortize on a semi-annual basis commencing on July 30, 2005 and mature on December 10, 2012 with amortization prior to the maturity date to be at nominal percentages.  All other terms of the Credit Agreement remain substantially the same as they were prior to the Second Credit Amendment.

ITEM 9.01                                       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1

Second Amendment, dated as of December 10, 2004, to the Credit Agreement dated as of July 30, 2004 and as amended by the First Amendment dated as of October 8, 2004 among Rockwood Specialties Group, Inc., Rockwood Specialties Limited, Rockwood Specialties International, Inc., the lenders party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative agent and Collateral agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.

By:                          /s/ Michael W. Valente
Name:  Michael W. Valente
Title:    Assistant Secretary

Dated: December 14, 2004